Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 24, 2000, relating to the financial statements and financial highlights of Oppenheimer Convertible Securities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accounts" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PrircewaterhouseCoopers LLP

Denver, Colorado
April 18, 2000